EXHIBIT 10.10

International Product

Distribution Agreement

This Agreement made by and between the Parties:

1.

Parties

Supplier:

Distributor:

2.

Product:

For the purpose of creating an International Distribution Agreement for the product known as REJUVEL 3D.

3.

Territory:

___________(territory)

By written Agreement, the parties may add or drop additional countries to or amend this definition from time to time.

4.

Purpose:

Distributor desires to market the Product in the Territories. Distributor may use the full range of marketing media that is approved by the Supplier in writing. To do this Distributor will modify and translate the Product’s English language to language used in their territory if needed. Additionally, Distributor may introduce the product to their direct response and retail distributors in the Territory. Additional content must be approved in writing by Supplier.

5.

Grant:

Supplier grants the Distributor the non-exclusive – may be converted to exclusive upon review of the performance – see Exhibit A - right to advertise, promote, market and otherwise sell the Product in the Territory with all content to be approved by Supplier. Supplier also guarantees the introduction of any newly interested parties to sell the product regardless of their offer obtained through the Internet or any other way within the same territory of the distributor. The Distributor and warrants that newly interested parties will only be working as a distributor with the Supplier and are subject to the basic same terms under this contract and estimated cost of the product to new distributor and retail pricing is within normal market conditions and there is no condition that exist against anything written within this contact.  Distributor will receive a negotiated commission on sales of new distributor.

6.

Term:

The Term of this Agreement shall be for a period of ________ to evaluate the progress for renewal for ____________ options. Quotas will be agreed upon after the 1st year. Unless earlier terminated pursuant to section 17.

At any time prior to the expiration, Distributor shall notify Supplier in writing of its intention as to whether it will continue to market the Product in the “Territory”. In the event, that Distributor decides to release the Territory it will revert back to the Supplier.

7.

Product Provision:

Supplier agrees to provide the Product to Distributor at the price and configuration as defined in Exhibit A. the Product will be sufficiently packaged as to make a quality representation. Supplier will deliver the packaged product boxed, palletized or packed in containers suitable for international shipment.

8.

Exclusive Ownership:

Supplier warrants that they retain exclusive ownership and rights to Product and singularly and solely grant the rights to distribution of the “Product” for the “Territory”. Supplier also warrants that they retain exclusive ownership and rights to the television commercial, infomercial, and/or DR spot (including usage rights for any music used in the commercial, infomercial and/or DR spot). Supplier further warrants that they grant those rights for use of said television commercial, infomercial and/or DR spot to Distributor and/or their assigns, to assist in marketing the Product with written approval of supplier.

9.

Payment:

Payment Terms and Payment Methods:

a)

50% of Purchase Order at time of order to start production, 50% paid prior to shipment.

b)

Payment method shall be in the form of wire transfer in USD denomination. Banking information to be provided by Supplier.

10.

Warranties/Quality:

Supplier represents and warrants that the Product supplied to Distributor shall be free from defects in material and workmanship up to a 6 month period and expiration date will be for more than one year from shipping date. Supplier has no reason to believe that the Product is unsafe or not fit for the Product’s intended purpose and will promptly make goods to reverse losses incurred due to supplying defective products.

In the event that defective product provided is of a substantial quantity in nature (substantial meaning above 2% of any given shipment), additional costs outside of product purchase price may be incurred such as but not limited to: freight, duties and taxes.

Supplier will comply with all verified defective product claims within the accepted time period of 60 days from receipt of all claims.

11.

Order Fulfillment and Lead Times:

Supplier agrees to fulfill all orders within reasonable time beginning from submission date of Purchase Order along with the first payment by Distributor. Failure by Supplier to fulfill orders within this lead time will be considered a breach of contract and Distributor shall retain the rights to terminate this Agreement immediately and shall be entitled to a full refund of such orders from Supplier.

12.

Marketing Materials:

Supplier shall provide Distributor with certain approved advertising materials as outlined in Exhibit B (collectively the “Marketing Materials”), to assist Distributor with the Product’s marketing in the Territory. Distributor has the right to alter, translate, dub, edit, modify or change the “Marketing Materials” provided (the “Altered Material”) and use such “Altered Material” in connection with the Product distribution.  Distributor is responsible for all costs of dubbing the “Supplier Materials” and any alterations they make with approval of Supplier.  Distributor shall not use in any manner Supplier Materials or Advertising Materials outside the Territory.

13.

Insurance:

During this Agreement’s Term and for a period of 12 months thereafter and any option periods, Supplier shall maintain product liability insurance.  This insurance shall not be in an amount less than $1,000,000 per occurrence and $3,000,000 in aggregate and carry deductibles of $10,000 or less.  Supplier shall list Distributor as an additional named insured on such policy(s) and furnish proof of such inclusion within 30 days of this Agreement’s full execution.  Further, Supplier must inform Distributor of any expiration of and/or change in the coverage of any policy within 30 days prior to the effective date of any change and/or expiration.

14.

Indemnity:

Supplier hereby agrees to indemnify, defend and hold Distributor and its affiliates, directors, partners, shareholders, officers, customers and employees harmless against, from and for any and all claims that may arise out of Supplier’s performance of the Agreement, the Product, the representation and warranties herein contained or any breach of the Agreement by Supplier. Distributor hereby agrees to indemnify, defend and hold Supplier and its affiliates, directors, partners, shareholders, officers employees and customers harmless against, from and for any and all claims that may arise out of Distributor’s performance of this Agreement or any breach of this Agreement by Distributor.

Should any claim be brought against a party, that party shall give the other notice of claim. Upon receipt of such notice, the indemnifying party must immediately defend such claim with counsel approved by the indemnified party. Further, the indemnified party has the right to control the defense to ensure that its interests are fully protected.

15.

Samples:

Supplier agrees to provide 4ml samples at cost of $2.00 a piece to Distributor. Samples will be used for Quality Assurance and Marketing purposes, and in no way will be sold by Distributor, Sub-Distributors and affiliates.

16.

Termination:

This Agreement may be terminated upon notice by either party to the other party in the event that either party (i) materially breaches any term of this Agreement, or (ii) becomes insolvent, or becomes subject of any bankruptcy, composition of creditors or similar proceeding.  All notification of termination must be submitted by either party in writing.

Supplier agrees to fulfill any outstanding orders that were submitted prior to termination date. Distributor will be allowed to sell out of any existing product in its possession.

Both Supplier and Distributor hereby acknowledge that they will have proprietary information about the other and they agree to maintain confidentiality of any and all information, particularly in relation to pricing.

17.

Sell-Off Period:

Subsequent to termination of this agreement Distributor and its sub-distributors, if any shall have a period of sixty (60) days to sell any existing inventory in stock or Supplier has the option to purchase at an agreed upon price.

18.

Miscellaneous:

This Agreement shall be interpreted in accordance with the laws of the State of Florida. Any legal action taken by the parties shall be in the courts of Miami, Dade County Florida. Legal fees awarded to prevailing party.

This Agreement may only be modified in writing signed by the party to be bound.  Time is of the essence with respect to each Agreement’s provision. This writing represents the entire agreement of the parties replacing and excluding any and all other discussions, agreements, understandings and the like.

19.

Counterparts:

This Agreement may be executed in counterparts, each of which shall be deemed to be an original. Such counterparts, when taken together, shall constitute but one agreement. Telecopies and facsimile copies of original signature pages shall be deemed to be originally-signed signature pages for all purposes of this Agreement.

The above is agreed to and accepted by:

__________________________

Company: Rejuvel Bio-Sciences, Inc.

By:

And

_____________________________

(Distributor)

By: